UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

Rand Capital Corporation

(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1405 Rand Building, Buffalo, New York	14203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-0802

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 2, 2021, Rand Capital SBIC, Inc. (the “Company”), a wholly-owned subsidiary of Rand Capital Corporation, that is licensed to operate as a small business investment company (“SBIC”) by the U.S. Small Business Administration (the “SBA”), repaid all of its outstanding SBA-guaranteed debentures plus interest accrued through March 1, 2022 in an aggregate amount of $11.2 million. Concurrent with the Company’s repayment of the outstanding SBA-guaranteed debentures, the Company notified the SBA of its intention to surrender its license to operate as an SBIC under the Small Business Investment Act of 1958, as amended. Following the repayment of the SBA-guaranteed debentures and the SBA’s acceptance of the Company’s SBIC license surrender, the Company will cease operations as an SBIC, which also terminates the availability of the $3,000,000 of additional available SBA-guaranteed debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Capital Corporation

Date: November 3, 2021	By:	/s/ Daniel Penberthy
Daniel Penberthy
Executive Vice President, Chief Financial Officer, Treasurer and Secretary